Exhibit 4(w)

                                                                  CONFORMED COPY

                                                          Date: 27 November 2000

                           TXU EASTERN FUNDING COMPANY

           (pound) 301,000,000 35 Put 5 Resettable Securities due 2035 issued pursuant to the EUR 2,000,000,000 Euro Medium Term Note Programme
                  unconditionally and irrevocably guaranteed by
                               TXU Europe Limited
                                (the "PROGRAMME")

(Terms used herein shall be deemed to be defined as such for the purposes of the Conditions)

The Notes constitute longer term debt securities issued in accordance with regulations made under section 4 of the Banking Act 1987. The Issuer of the Notes is not an authorised institution or a European authorised institution (as such are defined in the Banking Act 1987 (Exempt Transactions) Regulations
1997). Repayment of the principal and payment of any interest in connection with the Notes has been guaranteed by TXU Europe Limited, which is not an authorised institution or a European authorised institution.

This Pricing Supplement, under which the Notes described herein (the "NOTES") are issued, is supplemental to, and should be read in conjunction with, the Offering Circular (the "OFFERING CIRCULAR") dated 15 December 1999 issued in relation to the Programme. The Notes will be issued on the terms of this Pricing Supplement read together with the Offering Circular.

PROVISIONS APPEARING ON THE FACE OF THE NOTES

1.   Series No.:                        4

2.   Tranche No.:                       1

3.   ISIN:                              XS0120779128

4.   Relevant Currency:                 Pounds Sterling ("(POUND)"), subject to
                                        redenomination as provided in Paragraph
                                        9

5.   Nominal Amount of Tranche:         (pound)301,000,000, subject to
                                        redenomination as provided in Paragraph
                                        9.

6.   Issue Date:                        29 November 2000

PROVISIONS APPEARING ON THE BACK OF THE NOTES

7.   Form:                              Bearer

8.   Denomination(s):                   (pound)1,000, subject to redenomination
                                        as provided in Paragraph 9.

9.   Redenomination into Euro:          If at any time prior to the Interest
                                        Reset Date (as defined below) the Notes


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                                        become due and payable pursuant to
                                        Condition 10 following the occurrence of an Event of Default, then:

                                        (a)  the Notes shall be redenominated
                                             in Euro with immediate effect (at
                                             the rate of (pound)3.01 =
                                             (euro)5.00) so that the
                                             denomination of each Note shall
                                             become (euro)1,000 and the Nominal
                                             Amount of the Notes shall become
                                             (euro)500,000,000;

                                        (b)  interest payable on the Notes
                                             shall, with effect from the
                                             immediately preceding Interest
                                             Payment Date, accrue and be
                                             calculated at the rate of 7.00
                                             per cent. per annum (in lieu
                                             of the rate specified in
                                             Paragraph 11) on the Notes as
                                             redenominated under this
                                             provision; and

                                        (c)  the provisions of Condition
                                             7(i)(iii), (iv), (v)
                                             (excluding the words ", other
                                             than payments of interest in
                                             respect of periods commencing
                                             before the Redenomination
                                             Date") and (vi) shall apply
                                             but for such purposes
                                             "REDENOMINATION DATE" shall
                                             mean the date of such
                                             redenomination.

                                        Save as aforesaid, Condition 7(i)
                                        (Redenomination) shall not apply.

10.  Interest Commencement Date:        29 November 2000

11.  Interest Rate (including           Interest-bearing:  Condition 5 shall
     after Maturity Date):              apply to the Notes, save as provided
                                        herein.

                                        From and including the Interest
                                        Commencement Date to, but excluding, 30
                                        November 2005, the Notes bear interest
                                        at the rate of 7.7875 per cent. per
                                        annum, subject as provided in Paragraph
                                        9, payable annually in arrear on 30
                                        November in each year, subject to
                                        Condition 7(g). During such period, the
                                        Interest Amount payable in respect of
                                        each Denomination of the Notes for each
                                        Interest Period shall be (pound)77.88,
                                        subject as provided in Paragraph 9


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                                        Provided that for the initial Interest
                                        Period commencing on (and including) the Interest Commencement Date and ending on (but excluding) 30 November 2001 the Interest Amount shall be (pound) 78.10, subject as provided in Paragraph 9.

                                        From, and including, 30 November 2005
                                        or, if such day is not a Business Day
                                        (as defined in Condition 5(i)), the next following Business Day (the "INTEREST RESET DATE") provided the Notes have been purchased on such date in accordance with the provisions contained or referred to in Paragraph 44(B), the Notes will bear interest at the Interest Reset Rate (as defined below), determined pursuant to and in accordance with the following provisions in this Paragraph 11 (the "INTEREST RESET PROCEDURE"), payable annually in arrear on 30 November in each year, with the first such payment being made on 30 November 2006, subject to Condition 7(g).

                                        The following provisions of this
                                        Paragraph 11 shall apply if a Purchase
                                        Notice (as defined in the Supplemental
                                        Trust Deed) is given to the Trustee and
                                        Issuing and Paying Agent not less than
                                        fifteen Business Days prior to the
                                        Interest Reset Date as contemplated in
                                        Clause 2.1(i) of the Supplemental Trust
                                        Deed.

                                        THE INTEREST RESET PROCEDURE

                                        (i) No later than the sixth Business Day preceding the Interest Reset Date, the Determination Agents will provide each Reference Securities Dealer with: (a) a copy of this Pricing Supplement, (b) the most recently published offering circular of the Issuer published in relation to its (euro)2,000,000,000 Euro Medium Term Note Programme, (c) a written request for a Bid (as defined below) from such Reference Securities Dealer to be submitted to the Determination Agents at 11.00 a.m. (London time) on the Bid Date (as defined below) and


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                                        (d) the Determination Agents' estimate
                                        of the Reference Bond Price (as defined
                                        below).

                                        (iii) At or about 11.00 a.m. (London
                                        time) on the Business Day preceding the
                                        Bid Date, the Determination Agents will
                                        calculate the Reference Bond Price,
                                        notify each Reference Securities Dealer
                                        thereof and request a Bid from each
                                        Reference Securities Dealer.

                                        (iv) By 11.30 a.m. (London time) on the
                                        Bid Date, the Determination Agents will
                                        notify the Issuer in writing of: (a) the Bid received from each Reference Securities Dealer; and (b) the Reference Bond Price, as determined by the Determination Agents in their sole discretion.

                                        (v) Unless the Interest Reset Procedure
                                        shall be terminated, the Determination
                                        Agents shall select from all the Bids
                                        received from the Reference Securities
                                        Dealers the Bid (the "SELECTED BID")
                                        quoting the lowest annual interest rate
                                        (the "LOWEST BID RATE"), and if there is more than one such Bid, the Determination Agents shall be entitled to select one of them at their sole discretion. Morgan Stanley & Co. International Limited ("MSIL" which shall include its successors and assigns), UBS AG, acting through its business group UBS Warburg ("UBS WARBURG" which shall include its successors and assigns) (severally where only one exercises such entitlement or together (and in equal shares) where both exercise such entitlement) shall have the right (but shall be under no obligation) to match the Selected Bid, in which case such matching Bid shall be the Selected Bid.

                                        (vi) If: (a) fewer than two Bids are
                                        received by the Determination Agents;
                                        and/or (b) the Determination Agents in
                                        their absolute discretion determine that there is a Market Disruption Event (as defined below) on the Bid Date; and/or
                                        (c) the Notes shall have been
                                        redenominated pursuant to Paragraph 9


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                                        and/or (d) an Event of Default shall
                                        have occurred and/or (e) the
                                        Determination Agents shall have received notice from the Issuer at any time prior to their selection of the Selected Bid that the Issuer wishes to terminate the Interest Reset Procedure, then the Interest Reset Procedure shall be terminated, the Issuer shall (and the Determination Agents may) give notice to the Trustee and the Issuing and Paying Agent (as contemplated in Clause 2.1(ii) of the Supplemental Trust Deed) of such termination and the Notes shall be redeemed by the Issuer in accordance with Paragraph 44(B).

                                        The following provisions of this
                                        Paragraph 11 shall apply only where the
                                        Interest Reset Procedure has not been
                                        terminated.

                                        (vii) The Determination Agents will
                                        determine the Interest Reset Rate (the
                                        "INTEREST RESET RATE") to be the Lowest
                                        Bid Rate.

                                        (viii) No later than 11.30 a.m. (London
                                        time) on the Bid Date, the Determination
                                        Agents will notify the Reference
                                        Securities Dealer whose Bid is the
                                        Selected Bid of such fact.

                                        (ix) As soon as practicable after
                                        determining the Interest Reset Rate as
                                        aforesaid, the Determination Agents will calculate the Interest Amount payable in respect of each Denomination of Notes for each Interest Period.

                                        (x) The Determination Agents will cause
                                        the Interest Rate and the Interest
                                        Amount to be notified to the Issuer, the Paying Agents, the Trustee, the Noteholders and, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Luxembourg Stock Exchange as soon as possible after determination thereof and in any event in accordance with Condition 5(g).

                                        For the purposes of the Conditions
                                        relating to the Notes:


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                                        All determinations by the Determination
                                        Agents shall (in the absence of manifest error) be final and binding.

                                        "REFERENCE SECURITIES DEALERS" means up
                                        to five financial institutions
                                        comprising MSIL and UBS Warburg and up
                                        to three additional financial
                                        institutions agreed between the Issuer
                                        and the Determination Agents which, at
                                        the time of agreement, deal in the
                                        Issuer's debt securities and which shall agree to participate in the Interest Reset Procedure.

                                        "REFERENCE SWAP DEALERS" means up to
                                        five financial institutions comprising
                                        MSIL and UBS Warburg and up to three
                                        additional financial institutions agreed between the Issuer and the Determination Agents which are leading swap dealers.


                                        "BID" means an irrevocable written offer given by a Reference Securities Dealer at or about 11.00 a.m. (London time) on the Bid Date to purchase all the Notes outstanding at the Reference Bond Price for settlement on the Interest Reset Date such offer to be conditional on the acquisition of the Notes by MSIL and UBS Warburg under the Purchase Rights, to be expressed as an annual fixed rate of interest (being the rate which such Reference Securities Dealer requires to be payable on the Notes until the Maturity Date), to be given on an "all-in" basis and to be expressed to be open for acceptance for at least 30 minutes.

                                        "BID DATE" means the third Business Day
                                        preceding the Interest Reset Date.

                                        "MARKET DISRUPTION EVENT" means the
                                        occurrence of any of the following
                                        events in the judgement of the
                                        Determination Agents: (a) a suspension
                                        or material limitation in trading in
                                        securities generally on the London Stock
                                        Exchange or the establishment of minimum prices on such exchange; (b) a general


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                                        moratorium on commercial banking
                                        activities declared by the Bank of
                                        England or the Financial Services
                                        Authority; (c) any material adverse
                                        change in the existing financial,
                                        political or economic conditions in the
                                        United Kingdom which has a material and
                                        adverse effect on the trading of the
                                        Notes; (d) an outbreak, or escalation,
                                        of major hostilities involving the
                                        United Kingdom or the declaration of a
                                        national emergency or war by the
                                        Government of the United Kingdom; or (e) any material disruption of the United Kingdom Gilt market, the United Kingdom corporate bond market or banking system; provided, in each case, that in the sole judgement of the Determination Agents the effect of the foregoing makes it impractical to conduct the Interest Reset Procedure.

                                        "PURCHASE RIGHTS" has the meaning given
                                        thereto in the Supplemental Trust Deed
                                        (as defined below).

                                        "REFERENCE BOND PRICE" means an amount
                                        as determined by the Determination
                                        Agents on the Bid Date equal to the
                                        discounted present value to the Interest
                                        Reset Date of a bond with a maturity
                                        date of 30 November 2035 bearing
                                        interest payable annually on a 30/360
                                        day count basis at 6.25% per annum and a principal amount equal to the Nominal Amount of the Notes and assuming a discount rate equal to the Reference Swap Yield.

                                        "REFERENCE SWAP YIELD" means the
                                        percentage rate per annum determined by
                                        the Determination Agents on the basis of the annual swap rate quotations provided by the Reference Swap Dealers at approximately 11.00 a.m. (London time) on the Business Day preceding the Bid Date and, for this purpose, the annual swap rate means the bid rate for the annual fixed leg of a fixed-for-floating Sterling interest rate swap transaction (quoted on a 30/360 day unadjusted day count basis and assuming the application of the Following Business Day Convention


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                                        (as defined in the 2000 ISDA Definitions
                                        (the "DEFINITIONS")) with a term
                                        commencing on the Interest Reset Date
                                        and ending on 30 November 2035 with a
                                        notional amount of (pound)301,000,000
                                        with an acknowledged dealer of good
                                        credit in the swap market, where the
                                        floating leg is equivalent to
                                        GBP-LIBOR-BBA (as defined in the
                                        Definitions) with a Designated Maturity
                                        (as defined in the Definitions) of three months on an Actual/365 (as defined in the Definitions) day count basis. The Reference Swap Yield will be the arithmetic average of such quotations, eliminating (where there are at least three quotations) the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

12.  Interest Payment Date(s):          30 November in each year, commencing on
                                        30 November 2001.

13.  Relevant Time (Floating Rate       Not applicable
     Notes):

14.  Interest Determination Date        Not applicable
     (Floating Rate Notes):

15.  Primary Source for the Floating    Not applicable
     Rate:

16.  Reference Banks:                   Not applicable

17.  Relevant Financial Centre          Not applicable
     (Floating Rate Notes):

18.  Benchmark (Floating Rate Notes):   Not applicable

19.  Representative Amount (Floating    Not applicable
     Rate Notes):

20.  Effective Date (Floating Rate      Not applicable
     Notes):

21.  Specified Duration (Floating Rate  Not applicable
     Notes):

22.  Margin (if applicable):            Not applicable

23.  Rate Multiplier (if applicable):   Not applicable

24. Maximum/Minimum Interest Rate (if Not applicable applicable):

25.  Maximum/Minimum Instalment amount  Not applicable
     (if applicable):


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26.  Maximum/Minimum Redemption Amount  Not applicable
     (if applicable):

27.  Interest Amount (Fixed Rate Note   See Paragraph 11
     or Variable Coupon Amount Note):

28.  Day Count Fraction:                30/360 unadjusted

29.  Interest Period Date(s) (if        Not applicable
     applicable):

30.  Redemption Amount (including       Nominal Amount
     early redemption):

31.  Maturity Date:                     30 November 2035

32.  Redemption for Taxation Reasons    Yes
     permitted on days other than
     Interest Payment Dates:

33.  Amortisation Yield (Zero Coupon    Not applicable
     Notes):

34. Terms of redemption at the option Not applicable of the Issuer or description of any other Issuer's option (if applicable):

35.  Issuer's Option Period (if         Not applicable
     applicable):

36.  Terms of redemption at the option  Not applicable.
     of the Noteholders or description
     of any other Noteholders' option
     (if applicable):

37.  Noteholders' Option Period (if     Not applicable
     applicable):

38.  Instalment Date(s) (if             Not applicable
     applicable):

39.  Instalment Amount(s) (if           Not applicable
     applicable):

40.  Unmatured Coupons to become void   Yes
     upon early redemption:

41.  Talons to be attached to Notes     No
     and, if applicable, the number
     of Interest Payment Dates between
     the maturity of each Talon (if
     applicable):

42.  Business Day Jurisdictions for     For the purposes of Condition 7(g)
     Condition 7(g) (jurisdictions      "BUSINESS DAY" means a day (other than a
     required to be open for payment):  Saturday or Sunday) on which the TARGET


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                                        system is open and on which banks and
                                        foreign exchange markets are open for
                                        business in London and the relevant
                                        place of presentation.

43. Additional steps that may only be Not applicable taken following approval by an
     Extraordinary Resolution in
     accordance with Condition 11(a) (if
     applicable):

44.  Details of any other additions or
     variations to the Conditions (if
     applicable):

     (A)  Redemption at the Option of   Condition 6(b), Condition 6(d),
          the Issuer, Redemption at     Condition  6(e) and Condition 6(g) shall
          the Option of the             not apply to the Notes.
          Noteholders, Cancellation:

     (B)  Transfer and Reset or Put:    The Notes will be subject to the
                                        following provisions:

                                        (i) The Issuer and the Trustee will
                                        enter into a first supplemental trust
                                        deed on or around 29 November 2000 (the
                                        "SUPPLEMENTAL TRUST DEED") in relation
                                        to the Notes. The Supplemental Trust
                                        Deed provides, inter alia, that if the
                                        conditions set forth in Clause 2.1
                                        thereof are satisfied the Notes shall be purchased by the Issuer at par and shall not be redeemed and cancelled upon such purchase. The Issuer shall be entitled in its discretion to transfer or assign the benefit of its rights to purchase the Notes. If the conditions set forth in Clause 2.1 of the Supplemental Trust Deed are not satisfied, the Issuer shall redeem the Notes on the Interest Reset Date at par and shall procure that the Notes (and all Coupons appertaining thereto) are cancelled by the Issuing and Paying Agent.

                                        The Issuer has offered to assign its
                                        rights to purchase the Notes as
                                        mentioned above to MSIL and UBS Warburg.
                                        Under the terms of such offer, the
                                        Issuer has agreed to make payments to
                                        MSIL and UBS Warburg in certain
                                        circumstances where the purchase of the
                                        Notes by or on behalf of MSIL and UBS
                                        Warburg will not occur.

                                        The Issuer, the Trustee, the Paying
                                        Agents, MSIL and UBS Warburg will also
                                        enter into a supplemental agency
                                        agreement on or around 29 November 2000
                                        (the "SUPPLEMENTAL AGENCY AGREEMENT") in relation to the Notes. The Supplemental Agency Agreement shall contain payment provisions relating to the purchase of Notes as well as provisions relating to transfers of Notes, endorsement of Notes and cancellation of Notes. See Paragraph 44(B)(v).

                                        Noteholders are deemed to have notice
                                        of, and are bound by, all the provisions of the Trust Deed, the Supplemental Trust Deed, this Pricing Supplement and those provisions applicable to them of the Agency Agreement and the
                                        Supplemental Agency Agreement.

                                        Copies of the Supplemental Trust Deed
                                        and the Supplemental Agency Agreement
                                        shall be available for inspection by
                                        Noteholders during normal business hours at the specified offices of the Trustee and the Paying Agents.

                                        (ii) On the Interest Reset Date, each
                                        Noteholder who presents and surrenders a Note and all Coupons appertaining thereto to any Paying Agent, shall be entitled to payment of an amount equal to the nominal amount of the Notes so presented and surrendered (together with interest accrued to, but excluding, the Interest Reset Date).

                                        No transfers of Notes through any
                                        clearing system will be permitted during the three Business Days immediately preceding the Interest Reset Date other than for the purpose of facilitating such presentation and surrender.

                                        (iii) On the Interest Reset Date all
                                        Notes shall be:

                                        (a) immediately transferred to, or to
                                        the order of, the Purchase Rights
                                        Holder(s) (as defined in the
                                        Supplemental Trust Deed) as purchaser(s) of the Notes pursuant to the exercise of the Purchase Rights; or

                                        (b) redeemed and cancelled (together
                                        with all unmatured Coupons appertaining
                                        thereto).

                                        Notes transferred pursuant to
                                        sub-paragraph (iii)(a) above shall not
                                        be redeemed and cancelled and may be
                                        reoffered and resold in the open market
                                        at the Reference Bond Price or
                                        otherwise. From, and including, the
                                        Interest Reset Date, each Note will bear interest at the Interest Reset Rate.

                                        (iv) The Noteholders (other than the
                                        Purchase Rights Holder(s) and persons
                                        deriving title through it (or them)
                                        following a purchase of the Notes
                                        pursuant to sub-paragraph (i) above)
                                        shall have no further rights or claims
                                        to payments under the Trust Deed or in
                                        respect of the Notes against the Issuer
                                        or any other person, notwithstanding
                                        that the Notes shall remain outstanding
                                        until the Maturity Date unless redeemed
                                        earlier in accordance with Condition
                                        6(c) or Condition 10.

                                        Notes redeemed and cancelled pursuant to sub-paragraph (iii)(b) above, and all unmatured Coupons appertaining thereto, shall be deemed to be void and may not be reissued or resold.

                                        (v) In the event that the Notes are
                                        transferred to, or to the order of, the
                                        Issuer in accordance with the provisions of this Paragraph 44 and, on the Interest Reset Date, the Notes are represented by Definitive Notes, unless all the Notes which are outstanding and any Coupons appertaining thereto have been duly surrendered the Issuer shall procure that prior to transferring the Notes to, or to the order of, the Issuer the Issuing and Paying Agent shall endorse all Definitive Notes and Coupons which have been presented to a Paying Agent for payment with a memorandum stating that on the Interest Reset Date such Notes have been transferred in accordance with their terms.

                                        Any Definitive Notes, and any Coupons
                                        appertaining thereto, not so presented
                                        shall be void and the holder thereof
                                        (who shall cease to be a Noteholder for
                                        the purpose of the Conditions and the
                                        Trust Deed) shall not be entitled to any payment in respect thereof except upon presentation and surrender of such Definitive Note together with all Coupons appertaining thereto to a Paying Agent when the holder shall be entitled to receive only the amount it would have been entitled to receive thereon had it presented such Note on such date in accordance with Paragraph 44(B)(ii) and without any interest thereon and no payment shall be made if such Note or Coupons are presented to any Paying Agent after the tenth anniversary of 30 November 2005. Upon such presentation, such Definitive Notes (and any Coupons appertaining thereto) not bearing the memorandum shall be cancelled and destroyed by the Issuing and Paying Agent.

                                        In the event that not all Notes are so
                                        presented, the Issuer shall issue, and
                                        shall procure that the Issuing and
                                        Paying Agent issues a replacement Note
                                        in respect of each Note not presented
                                        which it shall endorse with the
                                        memorandum described above. In such
                                        circumstances, the Issuing and Paying
                                        Agent shall maintain a record of each
                                        replacement Note so issued and details
                                        of the Note it replaces. Such records
                                        shall be available for inspection by the Issuer, the other Paying Agents and the Trustee upon reasonable request.

45.  The Agents appointed in respect    ISSUING AND PAYING AGENT
     of the Notes are:
                                        Citibank N.A.,5 Carmelite Street, London
                                        E4Y 0PA

                                        PAYING AGENTS

                                        Kredietbank S.A. Luxembourgeoise, 43
                                        Boulevard Royal, L-2955 Luxembourg

                                        DETERMINATION AGENTS, appointed under an agreement which will be entered into on or around 29 November 2000 between the Issuer, the Guarantor and MSIL and UBS Warburg

                                        Morgan Stanley & Co. International
                                        Limited, 20 Cabot Square, Canary Wharf,
                                        London E14 4QW

                                        UBS AG, acting through its business
                                        group UBS Warburg, 1 Finsbury Avenue,
                                        London EC2M 2PP

PROVISIONS APPLICABLE TO GLOBAL NOTES AND GLOBAL CERTIFICATES

46.  Notes to be represented on issue   Temporary Global Note exchangeable on or
     by:                                after its Exchange Date upon customary
                                        certification as to non-U.S. beneficial
                                        ownership for interests in a permanent
                                        Global Note.

47.  Applicable TEFRA exemption:        D Rules

48.  Temporary Global Note              No.
     exchangeable for Definitive Notes:

49.  Permanent Global Note              No. Definitive Notes will be available
     exchangeable for Definitive Notes  if Euroclear, Clearstream, Luxembourg or
     at the request of the holder:      at the request other clearing system is
                                        closed for business for a continuous
                                        period of 14 days (other than by reason
                                        of holidays, statutory or otherwise) or
                                        announces an intention permanently to
                                        cease business or in fact does so or if
                                        principal in respect of any Notes is not paid when due.

PROVISIONS RELATING ONLY TO THE SALE AND LISTING OF THE NOTES

50.  Details of any additions or        Not applicable
     variations to the selling
     restrictions:

51.  Listing:                           Application has been made to list the
                                        Notes on the Luxembourg Stock Exchange

52.  Dealer's Commission:               0.45 per cent.

53.  Method of issue of Notes:          Syndicated issue

54.  The following Dealers are          Morgan Stanley & Co. International
     subscribing the Notes:             Limited and UBS AG, acting through its
                                        business group UBS Warburg

55.  Common Code:                       012077912

56.  Net Proceeds:                      (pound)299,645,500

57.  Use of Proceeds (if different      Not applicable
     from that stated in the Offering
     Circular):


The Issuer confirms that:

(a) as at the date hereof, it has complied with its obligations under the listing rules of the Luxembourg Stock Exchange in relation to the admission to, and continuing, listing of notes issued under the Programme and listed on such Exchange and (if applicable) the Programme;

(b) it will have complied with its obligations under the listing rules of the Luxembourg Stock Exchange by the time when the Notes are admitted to listing;

(c) as at the date hereof, it has not, since the last publication of information in compliance with the listing rules of the Luxembourg Stock Exchange about the Programme, any previous issues made under the Programme and listed on the Luxembourg Stock Exchange, or any Notes falling within regulation 13(4)(a) or (b) of the Banking Act 1987 (Exempt Transactions) Regulations 1997, having made all reasonable enquiries, become aware of any change in circumstances which could reasonably be regarded as significantly and adversely affecting its ability to meet its obligations as issuer in respect of such Notes as they fall due; and

(d) as at the date hereof, it has complied with and will continue to comply with, its obligations under the Banking Act 1987 (Exempt Transactions) Regulations 1997 to lodge all relevant information in relation to the Notes with the London Stock Exchange.

RESPONSIBILITY

The Issuer and the Guarantor accept responsibility for the information appearing in this Pricing Supplement.

THE ISSUER

TXU EASTERN FUNDING COMPANY

By:  Howard Goodbourn

     Duly authorised signatory


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THE GUARANTOR

TXU EUROPE LIMITED

By:  Howard Goodbourn

     Duly authorised signatory


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